Exhibit (a)(5)(ii)

BIRNER DENTAL MANAGEMENT SERVICES, INC.

OFFER TO PURCHASE
UP TO 175,000 SHARES OF BIRNER DENTAL MANAGEMENT SERVICES, INC.
COMMON STOCK AT A PRICE NOT GREATER THAN $28.00 NOR LESS THAN $17.50 PER SHARE

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE
AT 5:00 P.M. MOUNTAIN TIME
ON SEPTEMBER 29, 2006,

UNLESS THE OFFER IS EXTENDED.

To Our Clients:

          Enclosed for your consideration is the Offer to Purchase dated August 31, 2006 (as amended or supplemented from time to time, the “Offer”) in connection with the offer by Birner Dental Management Services, Inc., a Colorado corporation (the “Company”), to purchase for cash up to 175,000 shares of its common stock, without par value (such shares, together with all other outstanding shares of the Company’s common stock, the “Shares”), at a price specified by its shareholders not greater than $28.00 nor less than $17.50 per Share, without interest, upon the terms and subject to the conditions of the Offer.

          We are the holder of record of Shares held for your account. As such, only we, pursuant to your instructions, can tender your Shares.

          The Company will, upon the terms and subject to the conditions of the Offer, determine a single per share price (the “Purchase Price”), not greater than $28.00 nor less than $17.50 per share, that it will pay for the Shares validly tendered pursuant to the Offer and not properly withdrawn, taking into account the number of Shares so tendered and the prices specified by tendering shareholders. The Company will select the lowest price that will allow it to purchase 175,000 Shares or, if a lesser number of Shares are validly tendered, such lesser number as are validly tendered and not properly withdrawn. All shareholders whose Shares are purchased by the Company will receive the Purchase Price for each Share purchased in the Offer. In the event that more than 175,000 Shares are tendered in the Offer at or below the Purchase Price, the Company may exercise its right to purchase up to an additional 2% of its outstanding Shares without extending the Offer. The Company also reserves the right, in its sole discretion, to purchase additional Shares subject to applicable legal requirements.

          Upon the terms and subject to the conditions of the Offer, if more than 175,000 Shares, or such greater number of Shares as the Company may elect to purchase subject to applicable law, have been validly tendered and not properly withdrawn prior to the Expiration Date, at prices at or below the Purchase Price, the Company will purchase Shares on the following basis:

•	First, from all holders of “odd lots” of fewer than 100 Shares who properly tender all of their Shares and do not properly withdraw them before the Expiration Date; and

•	Second, after purchasing the Shares from the “odd lot” holders, from all other shareholders who properly tender shares, on a pro rata basis.

          We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase.

          Please note carefully the following:

1.	You may tender Shares at a price not greater than $28.00 nor less than $17.50 per Share, as indicated in the attached Instruction Form.

2.	The Offer, the proration period and withdrawal rights expire at 5:00 p.m., Mountain time, on September 29, 2006 unless the Offer is extended by the Company.

3.	The Offer is for up to 175,000 Shares, constitutes approximately 7.6% of the Company’s outstanding

Shares as of August 9, 2006.

4.

Tendering shareholders who are registered shareholders or who tender their Shares directly to Computershare Trust Company, Inc., the Depositary, will not be obligated to pay any brokerage commissions or fees to the Company, solicitation fees, or, except as set forth in the Offer to Purchase, stock transfer taxes on the Company’s purchase of Shares pursuant to the Offer.

5.

If you wish to tender portions of your Shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your Shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept for each portion tendered.

6.

If you hold beneficially or of record an aggregate of fewer than 100 Shares, and you instruct us to tender on your behalf all such Shares at or below the purchase price before the Expiration Date (as defined in the Offer to Purchase) and check the box captioned “Odd Lots” on the attached Instruction Form, the Company on the terms and subject to the conditions of the Offer, will accept all such Shares for purchase before proration, if any, of the purchase of other Shares properly tendered at or below the Purchase Price and not properly withdrawn.

          If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form.

          YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT THE TENDER ON YOUR BEHALF BEFORE THE EXPIRATION OF THE OFFER.

          The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

INSTRUCTION FORM

With Respect to the Offer by

BIRNER DENTAL MANAGEMENT SERVICES, INC.

to Purchase for Cash Up to 175,000 Shares of its Common Stock

          The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated August 31, 2006 (as amended or supplemented from time to time, the “Offer”), in connection with the offer by Birner Dental Management Services, Inc. (“Birner Dental”) to purchase up to 175,000 shares of its Common Stock, without par value (such shares, together with all other outstanding shares of the Company’s common stock, the “Shares”), at a price not greater than $28.00 nor less than $17.50 per Share, without interest.

          The undersigned hereby instruct(s) you to tender to Birner Dental the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

NUMBER OF SHARES BEING TENDERED HEREBY:_______________ SHARES*

*Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

CHECK ONLY ONE BOX BELOW. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER

          By checking ONE of the boxes below, the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the Purchase Price (as defined in the Offer to Purchase) for the Shares is less than the price checked. If the Purchase Price for the Shares is equal to or greater than the price checked, then the Shares purchased by Birner Dental will be purchased at the Purchase Price upon the terms and subject to the conditions set forth in the Offer to Purchase. A shareholder who desires to tender Shares at more than one price must complete a separate Instruction Form for each price at which Shares are tendered. The same Shares cannot be tendered at more than one price (unless those Shares were previously tendered and withdrawn).

PRICE (IN U.S. DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED (CHECK ONE)

☐	$17.50	☐	$20.50	☐	$23.50	☐	$26.50
☐	$17.75	☐	$20.75	☐	$23.75	☐	$26.75
☐	$18.00	☐	$21.00	☐	$24.00	☐	$27.00
☐	$18.25	☐	$21.25	☐	$24.25	☐	$27.25
☐	$18.50	☐	$21.50	☐	$24.50	☐	$27.50
☐	$18.75	☐	$21.75	☐	$24.75	☐	$27.75
☐	$19.00	☐	$22.00	☐	$25.00	☐	$28.00
☐	$19.25	☐	$22.25	☐	$25.25
☐	$19.50	☐	$22.50	☐	$25.50
☐	$19.75	☐	$22.75	☐	$25.75
☐	$20.00	☐	$23.00	☐	$26.00
☐	$20.25	☐	$23.25	☐	$26.25

ODD LOTS

To be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares.

☐	By checking this box, the undersigned represents that it is the beneficial or record owner of an aggregate of fewer than 100 Shares, all of which are being tendered.

          THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, THEN REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

SIGN HERE

Signature(s):

Name(s):

(PLEASE PRINT)

Taxpayer Identification or Social Security Number

Address:

(INCLUDING ZIP CODE)

Area Code/Phone Number:

Date: